UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2008 (April 11, 2008)
Date of Report (Date of earliest event reported)

Commission	Registrant’s Name, State of Incorporation,	IRS Employer
File Number	Address and Telephone Number	Identification No.

1-5152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232-4116
503-813-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On April 11, 2008, PacifiCorp entered into a purchase agreement to acquire an approximately 500-megawatt power generator. The acquisition is subject to regulatory approval.

On April 1, 2008, PacifiCorp filed requests with the Utah Public Service Commission and the Oregon Public Utility Commission seeking a waiver of state-mandated requests for proposals procurement processes to purchase a power plant. PacifiCorp also is seeking the Utah Public Service Commission’s pre-approval of the purchase before the completion of the acquisition.

In connection with the purchase agreement, PacifiCorp will file a joint application with the seller under Section 203 of the Federal Power Act for authorization of indirect transfer of control of the power plant to PacifiCorp.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of forward-looking words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” and similar terms. These statements are based upon PacifiCorp’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside PacifiCorp’s control and could cause actual results to differ materially from those expressed or implied by PacifiCorp’s forward-looking statements. These factors include, among others:

•	General economic, political and business conditions in the jurisdictions in which PacifiCorp’s facilities are located;

•
Changes in governmental, legislative or regulatory requirements affecting PacifiCorp or the electric utility industry, including limits on the ability of public utilities to recover income tax expense in rates, such as Oregon Senate Bill 408;

•
Changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs, reduce plant output and/or delay plant construction;

•	The outcome of general rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies;

•	Changes in economic, industry or weather conditions, as well as demographic trends, that could affect customer growth and usage or supply of electricity;

•	A high degree of variance between actual and forecasted load and prices that could impact the hedging strategy and costs to balance electricity load and supply;

•
Hydroelectric conditions, as well as the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings, that could have a significant impact on electric capacity and cost and on PacifiCorp’s ability to generate electricity;

•
Changes in prices and availability for both purchases and sales of wholesale electricity, coal, natural gas and other fuel sources that could have a significant impact on generation capacity and energy costs;

•	Financial condition and creditworthiness of significant customers and suppliers;

•	Changes in business strategy or development plans;

•	Availability, terms and deployment of capital;

•	Performance of PacifiCorp’s generation facilities, including unscheduled outages or repairs;

•
The impact of derivative instruments used to mitigate or manage volume and price risk and interest rate risk and changes in the commodity prices, interest rates and other conditions that affect the value of the derivatives;

•
The impact of increases in health care costs, changes in interest rates, mortality, morbidity and investment performance on pension and other post-retirement benefits expense, as well as the impact of changes in legislation on funding requirements;

•	Changes in PacifiCorp’s credit ratings;

•
Unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generation plants and infrastructure additions;

•	The impact of new accounting pronouncements or changes in current accounting estimates and assumptions on financial results;

•	Other risks or unforeseen events, including litigation and wars, the effects of terrorism, embargos and other catastrophic events; and

•
Other business or investment considerations that may be disclosed from time to time in filings with the United States Securities and Exchange Commission or in other publicly disseminated written documents.

PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP
(Registrant)

Date: April 15, 2008	/s/ Douglas K. Stuver
Douglas K. Stuver
Senior Vice President and Chief Financial Officer